UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 2, 2015

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York		0-20214	11-2250488
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)	H	File Number)	Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices)   (Zip Code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Company held on July 2, 2015, the following items were voted upon:  (1) the election of ten directors of the Company for terms expiring in 2016; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 27, 2016; and (3) a proposal to consider the approval, by non-binding vote, of the 2014 compensation paid to the Company’s named executive officers.  The voting results with respect to each of the matters described were as follows:

1.    The ten directors were elected based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Warren Eisenberg	139,376,974	1,900,704	256,472	11,264,137
Leonard Feinstein	139,379,910	1,898,164	256,076	11,264,137
Steven H. Temares	140,003,301	1,267,523	263,326	11,264,137
Dean S. Adler	132,889,219	8,393,480	251,451	11,264,137
Stanley F. Barshay	133,752,889	7,529,822	251,439	11,264,137
Geraldine T. Elliott	140,792,288	480,954	260,908	11,264,137
Klaus Eppler	136,580,150	4,700,785	253,215	11,264,137
Patrick R. Gaston	141,001,845	262,874	269,431	11,264,137
Jordan Heller	140,652,029	626,999	255,122	11,264,137
Victoria A. Morrison	133,179,811	8,111,632	242,707	11,264,137

2.    The appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 27, 2016 was ratified based upon the following votes:

For	Against	Abstain
151,714,229	827,594	256,464

3.    The proposal to consider the approval, by non-binding vote, of the 2014 compensation paid to the Company’s named executive officers was not approved, by the following votes:

For	Against	Abstain	Broker Non-Votes
49,375,965	91,814,438	343,747	11,264,137

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: July 2, 2015	By:	/s/ Susan E. Lattmann
Susan E. Lattmann Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)